Exhibit 99.1

PROSTASCINT®

(A Product of Jazz Pharmaceuticals plc)

Abbreviated Financial Statements

As of and for the Years Ended June 30, 2014 and 2013

(With Independent Auditor’s Report Thereon)

And

As of March 31, 2015 and for the Nine Month Periods Ended March 31, 2015 and 2014

(Unaudited)

Index to Abbreviated Financial Statements

Page
Independent Auditor’s Report	2

Abbreviated Financial Statements:

Statements of Assets Acquired and Liabilities Assumed	4

Statements of Revenues and Direct Expenses	5

Notes to Abbreviated Financial Statements	6

Independent Auditor’s Report

The Directors

Jazz Pharmaceuticals plc.

We have audited the accompanying financial statements of the ProstaScint® product line of Jazz Pharmaceuticals plc, which comprise the statement of assets acquired and liabilities assumed as of June 30, 2014 and 2013 and the related statement of revenues and direct expenses for each of the years in the two-year period ended June 30, 2014, and notes 1 to 7 to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the ProstaScint® product line as of June 30, 2014 and 2013 and the related statement of revenues and direct expenses for each of the years in the two-year period ended June 30, 2014 in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying statements of assets acquired and liabilities assumed and revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Aytu BioScience, Inc. (formerly Rosewind Corporation) as described in Note 1 and are not intended to be a complete presentation of all net assets and the results of operations of the ProstaScint® product line. Our opinion is not modified with respect to this matter.

KPMG

Dublin, Ireland

July 30, 2015

ProstaScint®

Statements of Assets Acquired and Liabilities Assumed

	June 30,	June 30,	March 31,
	2014	2013	2015
			(unaudited)
Intangible assets, net	$2,434,091	$2,843,182	$1,100,000
Property and equipment, net	100,534	150,118	63,346
Inventories, net	—	704,647	42,641

Total assets acquired	$2,534,625	$3,697,947	$1,205,987

ProstaScint®

Statements of Revenues and Direct Expenses

			Nine Months Ended
	Year Ended June 30,		March 31,
	2014	2013	2015	2014
			(unaudited)
Product sales, net	$1,677,210	$2,399,243	$941,734	$1,324,279
Direct expenses:
Cost of product sales	2,054,786	7,133,600	1,481,896	1,237,489
Selling, general and administrative	42,108	264,250	7,283	40,108
Amortization and impairment of intangible assets	409,091	409,091	1,334,091	306,818

Total direct expenses	2,505,985	7,806,941	2,823,270	1,584,415

Direct expenses in excess of product sales, net	$(828,775)	$(5,407,698)	$(1,881,536)	$(260,136)

1. Background

On May 20, 2015, Jazz Pharmaceuticals, Inc., a wholly owned subsidiary of Jazz Pharmaceuticals plc (“Jazz Pharmaceuticals”), entered into an Asset Purchase Agreement (“APA”) with Rosewind Corporation (“Rosewind”) (which changed its name to Aytu BioScience, Inc. on June 8, 2015) pursuant to which Rosewind purchased from Jazz Pharmaceuticals, Inc. assets related to ProstaScint® (capromab pendetide) including certain intellectual property and contracts, the product approvals and inventory and assumed certain liabilities, including those related to product approvals and the sale and marketing of ProstaScint. Jazz Pharmaceuticals is an international biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing meaningful products that address unmet medical needs.

ProstaScint was not operated as a separate business or division of Jazz Pharmaceuticals. It was a fully integrated part of Jazz Pharmaceuticals’ consolidated business and operations and did not represent a substantial portion of Jazz Pharmaceuticals’ assets and liabilities. Accordingly, the accompanying abbreviated financial statements have been prepared from the books and records of Jazz Pharmaceuticals and are solely for the purpose of presenting the assets purchased by Rosewind and the historical revenues and direct expenses of ProstaScint for the years ended June 30, 2014 and 2013 (audited) and the nine month periods ended March 31, 2015 and 2014 (unaudited).

The statements of revenues and direct expenses include the revenue and related cost of revenues that directly relate to ProstaScint as well as an allocation of direct costs that can be attributed to this product. Product sales, net include estimated sales allowances and reserves. Direct expenses include distribution expenses and certain general and administrative expenses. Allocated expenses include charges for manufacturing and supply chain management, quality and regulatory support. There were no sales and marketing expenses for the periods included in these abbreviated financial statements. The allocations are based on estimates of time spent on activities that support ProstaScint and are not necessarily indicative of the amounts which would have been incurred on a stand-alone basis. No additional or separate allocations have been made for certain general and administrative, interest or income tax expenses as Jazz Pharmaceuticals considered such items to be corporate expenses and not directly related to ProstaScint.

Statements of cash flows are not presented as such data was not maintained by Jazz Pharmaceuticals for ProstaScint as it did not operate as a separate business or a separate legal entity.

2. Summary of Significant Accounting Policies

a) Basis of Presentation

The accompanying abbreviated financial statements and related notes have been derived from the historical records of Jazz Pharmaceuticals to present the statements of assets acquired and liabilities assumed and revenues and direct expenses related to ProstaScint in accordance with generally accepted accounting principles in the United States (“GAAP”). Since ProstaScint was not operated as a separate business unit or legal entity of Jazz Pharmaceuticals, but was a fully integrated part of Jazz Pharmaceuticals’ consolidated business and operations, preparation of full financial statements was determined to be impractical. As such, in lieu of full financial statements the statements of assets acquired and liabilities assumed and the statements of revenues and direct expenses have been prepared.

These statements are not intended to be a complete presentation of the financial position or results of operations for the acquired assets. The historical operating results or financial position of ProstaScint may not be indicative of the future financial condition or results of operations.

b) Use of Estimates and Assumptions in the Preparation of Financial Statements

The preparation of financial statements in conformity with GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and liabilities assumed and (ii) the reported amounts of revenues, including sales allowances and reserves, and direct expenses and related disclosures at the date of the abbreviated financial statements during each reporting period.

Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences could be material.

c) Revenue Recognition

Revenues are recognized when there is persuasive evidence that an arrangement exists, delivery has occurred, the price is fixed and determinable and collection is reasonably assured.

Product sales revenue is recognized when title has transferred to the customer and the customer has assumed the risks and rewards of ownership, which is typically on delivery to the customer.

Revenues from sales of products are recorded net of estimated allowances for wholesaler fees, prompt payment discounts, government rebates, government chargebacks and rebates under managed care plans. Calculating certain of these items involves estimates and judgments based on sales or invoice data, contractual terms, historical utilization rates, new information regarding changes in these programs’ regulations and guidelines that would impact the amount of the rebates, expectations regarding future utilization rates for these programs and channel inventory data.

d) Cost of Product Sales

Cost of product sales includes third party manufacturing and distribution costs, the cost of drug substance, product liability insurance, United States Food and Drug Administration user fees, freight, shipping, handling and storage costs and salaries and related costs of employees involved with production. Provision for losses on inventory included in cost of product sales was $0.7 million and $2.7 million for the years ended June 30, 2014 and 2013, respectively, and $0.1 million and $0.4 million for the nine month periods ended March 31, 2015 and 2014, respectively. Cost of product sales for the year ended June 30, 2013 included $2.6 million of inventory costs associated with the fair value step-up in acquired inventory.

e) Inventories

Inventories are valued at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory is written down if it has become obsolete, has a cost basis in excess of its expected net realizable value or is in excess of expected requirements. The estimate of excess quantities is subjective and primarily dependent on estimates of future demand.

3. Intangible assets, net

Intangible assets, net consisted of:

	June 30,	June 30,	March 31,
	2014	2013	2015
			(unaudited)
Acquired developed technologies, cost	$3,272,728	$3,272,728	$1,200,000
Less: Accumulated amortization	(838,637)	(429,546)	(100,000)

Intangible assets, net	$2,434,091	$2,843,182	$1,100,000

Upon the acquisition of EUSA Pharma Inc., Jazz Pharmaceuticals recognized an intangible asset related to the acquired ProstaScint developed technology. Jazz Pharmaceuticals reviews finite-lived intangible assets for impairment when events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of an asset and its eventual disposition are less than its carrying amount. The amount of any impairment is measured as the difference between the carrying amount and the fair value of the impaired asset. During the nine month period ended March 31, 2015, Jazz Pharmaceuticals recorded an impairment charge of $1.0 million to reduce the carrying value of the ProstaScint intangible asset to its estimated fair value.

4. Property and equipment, net

Property and equipment, net consisted of:

	June 30,	June 30,	March 31,
	2014	2013	2015
			(unaudited)
Property and equipment	$206,585	$206,585	$206,585
Less: Accumulated depreciation	(106,051)	(56,467)	(143,239)

Property and equipment, net	$100,534	$150,118	$63,346

5. Inventories, net

Inventories, net consisted of:

	June 30,	June 30,	March 31,
	2014	2013	2015
			(unaudited)
Raw materials	$—	$104,176	$—
Work in process	—	151,009	—
Finished goods	—	449,462	42,641

Total inventories, net	$—	$704,647	$42,641

6. Contingencies

Jazz Pharmaceuticals has not previously submitted pricing data for ProstaScint for Medicaid and the Public Health Service’s 340B drug pricing discount program. Jazz Pharmaceuticals engaged in interactions with the Centers for Medicare and Medicaid Services, or CMS, and a trade group, the Council on Radionuclides and Radiopharmaceuticals regarding the reporting of Medicaid pricing data and paying Medicaid rebates for radiopharmaceutical products. Jazz Pharmaceuticals plans to begin making any required reports when CMS issues guidance on any requirements and reporting methodologies and are currently unable to predict whether price reporting and rebates will be required for ProstaScint and, if so, for what period they will be required. The initiation of any reporting of Medicaid pricing data for ProstaScint could result in retroactive 340B ceiling price liability as well as prospective 340B ceiling price obligations. Under the APA, Jazz Pharmaceuticals has retained any liabilities related to sales of ProstaScint during periods prior to the acquisition by Rosewind.

7. Subsequent Events

Subsequent events have been evaluated through July 30, 2015, the date these abbreviated financial statements were issued, and there are no subsequent events to disclose.